UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

Adeza Biomedical Corporation

(Exact name of registrant as specified in its charter)

000-20703
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0054952 (I.R.S. Employer Identification No.)

1240 Elko Drive
Sunnyvale, California 94089
(Address of principal executive offices, with zip code)

(408) 745-0975
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

     On July 22, 2005, the Compensation Committee of the Board of Directors of Adeza Biomedical Corporation (the “Company”) adopted a cash retainer policy for non-employee directors of the Company. Pursuant to the policy: (i) the chairman of the Board of Directors will receive a quarterly retainer of $10,000; (ii) the chair of each of the standing committees of the Board of Directors (other than the chairman of the Board of Directors) will receive a quarterly retainer of $9,000; and (iii) each other non-employee director will receive a quarterly retainer of $8,000. The quarterly retainers provided for in the policy are intended to cover up to 15 in person board and committee meetings annually. Directors will receive an additional $1,000 per in person board or committee meeting in excess of 15 meetings.

     The above-described cash retainer policy is in addition to the automatic option grant provisions of the Company’s 2004 Equity Incentive Plan applicable to non-employee directors.

     A written summary of the policy is attached hereto as Exhibit 10.1

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

10.1	Summary of Adeza Biomedical Corporation Non-employee Director Cash Retainer Policy

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEZA BIOMEDICAL CORPORATION
Date: July 25, 2005	By:	/s/Mark D. Fischer-Colbrie
Mark D. Fischer-Colbrie
Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit
number	Description
10.1	Summary of Adeza Biomedical Corporation Non-employee Director Cash Retainer Policy